Exhibit 10.01

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

AMENDMENT NO. 3 TO THE

MARTIN MARIETTA MATERIALS, INC.
INCENTIVE STOCK PLAN

      This Amendment No. 3 to the Martin Marietta Materials, Inc. Incentive Stock Plan, as previously amended (the “Plan”) hereby makes the following amendments, effective as of May 23, 2000.

      Section 6.06 of the Plan is amended to add the following sentences:

“A Participant whose distribution of Common Shares is reduced to satisfy the withholding tax obligation may not request tax to be withheld at greater than the minimum rate. A Participant who is paying the withholding tax in cash may pay the withholding at greater than the minimum rate.”

All other terms and provisions of the Plan remain in full force and effect.